Exhibit 99.1

Hercules Capital Receives SBA Approval for Its

Fourth SBIC License

SAN MATEO, Calif., July 17, 2024 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the largest and leading specialty financing provider to innovative venture, growth and established stage companies backed by some of the leading and top-tier venture capital and select private equity firms, today announced that the U.S. Small Business Administration (“SBA”) has approved its fourth Small Business Investment Company (“SBIC”) subsidiary, following the Company’s prior receipt of its “green light” letter to submit an application to obtain a fourth license to the SBA committee.

“We are extremely pleased to receive approval from the SBA. Our long-standing partnership with the SBIC program remains an important and strategic component to maintaining a highly liquid and diversified balance sheet and it provides us with further flexibility to be able to continue to support small and growth-oriented businesses,” said Scott Bluestein, chief executive officer and chief investment officer of Hercules Capital. “Our fourth SBIC license enables us to continue to fund the needs of many innovative technology and life sciences companies seeking growth capital while helping to maintain our overall blended cost of capital by accessing favorable long-term financing.”

Hercules’ fourth SBIC license is held by a subsidiary of the Company and provides access to additional growth capital of $175.0 million of long-term debentures, bringing Hercules’ combined borrowing capacity through the SBIC program to a total of $350.0 million of capital.

The SBA program has played an important role within Hercules’ funding strategy since receiving its first SBIC license in September 2006. Hercules received exemptive relief from the Securities and Exchange Commission that allows Hercules to exclude SBIC leverage from applicable asset coverage limits.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $20 billion to over 650 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules, through its wholly owned subsidiary business, Hercules Adviser LLC (“Hercules Adviser”), also maintains an asset management business through which it manages investments for external parties (“Adviser Funds”). Hercules Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has one retail bond issuance of 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and should not be relied upon in making any investment decision. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. While we cannot identify all such risks and uncertainties, we urge you to read the risks discussed in our Annual Report on Form 10-K and other materials that we publicly file with the Securities and Exchange Commission. Any forward-looking statements made in this press release are made only as of the date hereof. Hercules assumes no obligation to update any such statements in the future.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com

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